As filed with the Securities and Exchange Commission on April 17, 2009.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HANSEN MEDICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	14-1850535
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

800 East Middlefield Road

Mountain View, CA 94043

(650) 404-5800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederic H. Moll, M.D.

Founder and Chief Executive Officer

800 East Middlefield Road

Mountain View, CA 94043

(650) 404-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert V. Gunderson, Jr.

David T. Young

Ivan A. Gaviria

Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

1200 Seaport Blvd.

Redwood City, CA 94063

(650) 321-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☒ 333-149561

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.0001 par value	$3,020,001	$168.52

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933. This registration statement registers an indeterminate number of shares of common stock that the Registrant may sell from time to time. The aggregate offering price for all the shares of common stock that the Registrant may sell from time to time pursuant to this registration statement will not exceed $2,557,500.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. This Registration Statement relates to the shelf registration statement on Form S-3 (File Number 333-149561) (the “Prior Registration Statement”) declared effective on March 17, 2008 by the Commission, and is being filed for the purpose of registering up to $3,020,001 additional aggregate dollar amount of shares of the Registrant’s common stock, in one or more offerings, in amounts, at prices and on terms that the Registrant will determine at the time of the offering and which will be set forth in a prospectus supplement, which may also add, update or change information contained in this prospectus. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 17th day of April, 2009.

HANSEN MEDICAL, INC.

By:	/s/ Frederic H. Moll, M.D.
Frederic H. Moll, M.D. Founder and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederic H. Moll, M.D. Frederic H. Moll, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2009

/s/ Steven M. Van Dick Steven M. Van Dick	Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)	April 17, 2009

* Gary C. Restani	Director	April 17, 2009

* John G. Freund, M.D.	Director	April 17, 2009

* Russell C. Hirsch, M.D., Ph.D.	Director	April 17, 2009

* Christopher P. Lowe	Director	April 17, 2009

* Joseph M. Mandato	Director	April 17, 2009

* Thomas C. McConnell	Director	April 17, 2009

* James M. Shapiro	Director	April 17, 2009

*By:	/s/ Steven M. Van Dick
Steven M. Van Dick Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Public Registered Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. Reference is made to Exhibit 5.1.

24.1†	Power of Attorney. Incorporated by reference to Hansen Medical, Inc.’s Registration Statement on Form S-3 (Reg. No. 333-149561).

†	Previously filed.